EXHIBIT 4.5


NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE 1933 ACT HAS BECOME EFFECTIVE WITH RESPECT THERETO OR (2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATIFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS.

                            LOW'S WARRANTS TO ACQUIRE
                                  COMMON SHARES
                                       OF

                                 WORKSTREAM INC.
            (Incorporated under the Canada Business Corporations Act)


Number of Low's Warrants represented
by this Certificate:  100,000                   Certificate Number:
                     -------------------                             ----------

THIS CERTIFIES THAT, for value received, NATHAN A. LOW (the "Holder") is entitled to receive, upon exercise at any time prior to 4:30 p.m. (New York time) on December 31, 2008 and payment of $1.60 per Low's Warrant, one common share in the capital of Workstream Inc. (the "Company"), subject to adjustment as herein set forth. The following provisions shall be applicable to the Low's
Warrants:


1.    Interpretation

      1.1   Currency

            All dollar amounts referred to herein shall be in lawful money of the United States.

      1.2   Defined Terms

            As used herein, the following words and phrases shall have the following meanings respectively:

            "AGENT SECURITIES PURCHASE AGREEMENT" means the securities purchase agreement dated as of December 11, 2003 between the Company and Sunrise Securities Corporation.

                                                                              2.

            "BUSINESS DAY" means a day on which the Exchange is open for trading and that is not a Saturday, a Sunday or a statutory or civic holiday in the United States or Canada;

            "CAPITALIZATION REORGANIZATION" has the meaning ascribed to such term in Section 2.1(b)(iv);

            "CLOSE OF BUSINESS" means 4:30 p.m. (New York time);

            "COMMON SHARES" means the fully paid and non-assessable common shares without par value in the capital of the Company; provided that if the exercise rights are subsequently adjusted or altered pursuant to Sections 2.1 or 2.2, "Common Shares" will thereafter mean the shares or other securities or property that the Holder is entitled to on an exchange after the adjustment;

            "COMPANY'S AUDITORS" means such firm of chartered accountants as may be duly appointed as the auditors of the Company;

            "CONVERTIBLE  SECURITY"  means a security of the Company (other than
            the  Low's  Warrants)   convertible  into  or  exchangeable  for  or
            otherwise carrying the right to acquire Common Shares;

            "CURRENT MARKET PRICE" at any date means the average of the closing prices of the Common Shares on the Exchange, or, if the Common Shares in respect of which a determination of current market price is being made are not listed on the Exchange, on such stock exchange on which the Common Shares are listed as may be selected for such purpose by the directors, or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market, during the 20 consecutive trading days (on each of which at least 500 Common Shares are traded in board lots) ending on the third trading day prior to such date, or in the event that at any date the Common Shares are not listed on any exchange or on the over-the-counter market, the current market price shall be as determined by the directors;

            "DIRECTOR" means a director of the Company for the time being and, unless otherwise specified herein, "by the directors" means action by the directors of the Company as a board or, whenever duly empowered, action by any committee of such board;

            "DIVIDENDS PAID IN THE ORDINARY COURSE" means dividends paid in any financial year of the Company, whether in (i) cash, (ii) shares of the Company, (iii) warrants or similar rights to purchase any shares of the Company or property or other assets purchasable as of the date of distribution of such warrants or similar rights, or (iv) property or other assets of the Company, as the case may be, as determined by action by the directors except that, in the case of warrants or similar rights to purchase Common Shares or securities convertible into or exchangeable for Common Shares, such fair market value of the warrants or similar rights shall be equal to the number of Common Shares which may be purchased thereby (or the number of

                                                                              3.

            Common Shares issuable upon conversion or exchange) as of the date of distribution of such warrants or similar rights, multiplied by the Current Market Price of the Common Shares on the date of such distribution, provided that the value of such dividends does not in such financial year exceed the greater of:

            (i) the lesser of 50% of the retained earnings of the Company as at the end of the immediately preceding financial year and 200% of the aggregate amount of dividends paid by the Company on the Common Shares in the 12 month period ending immediately prior to the first day of such financial year; and

            (ii) 100% of the consolidated net earnings from continuing operations of the Company, before any extraordinary items, for the 12 month period ending immediately prior to the first day of such financial year (such consolidated net earnings from continuing operations to be computed in accordance with generally accepted accounting principles in Canada consistent with those applied in the preparation of the most recent audited financial statements of the Company);

            "EXCHANGE" means the NASDAQ Small Cap Market;

            "EXCHANGE NUMBER" means the number of securities to be received by the Holder upon exercise of the Low's Warrants, as may be adjusted under the provisions of Section 2;

            "EXERCISE DATE" means the date upon which the Holder exercises its subscription rights hereunder pursuant to Section 1.4 hereof;

            "EXERCISE PERIOD" means the period during which the Holder may exercise the Low's Warrants, commencing on the day of the issuance of the Low's Warrants and ending at the Time of Expiry;

            "EXPIRY DATE" shall mean December 31, 2008 provided that if such day is not a Business Day, the Expiry Date shall be deemed to be the next succeeding day that is a Business Day.

            "FULLY DILUTED BASIS" means the number of Common Shares outstanding at any time, including any stock dividends which have been declared but not issued and assuming all securities which are convertible directly or indirectly into such Common Shares are converted into Common Shares and all options, warrants or rights to acquire directly or indirectly such Common Shares shall be treated as if exercised;

            "HEREIN", "HERETO", "HEREUNDER", "HEREOF", "HEREBY" and similar expressions mean or refer to this Low's Warrants certificate and not to any particular Section, clause, subclause, subdivision or portion hereof, and the expressions, "SECTION",

                                                                              4.

            "CLAUSE" and "SUBCLAUSE" followed by a number or letter mean and refer to the specified Section, clause or subclause hereof;

            "LOW'S WARRANTS" means the warrants evidenced by this certificate and "LOW'S WARRANT" has a corresponding meaning;

            "OFFERED SHARES" has the meaning ascribed to such term in Section 2.1(b)(ii);

            "PEQUOT ENTITIES" means Pequot Scout Fund, L.P., Pequot Navigator Offshore Fund, Inc. and Pequot Navigator Onshore Fund, L.P., collectively.

            "PURCHASE PRICE" means $1.60 per Warrant Share.

            "REGISTRATION   RIGHTS  AGREEMENT"  means  the  registration  rights
            agreement dated as of December 31, 2003 by and among the Company, Low and the Pequot Entities;

            "RIGHTS PERIOD" has the meaning ascribed to such term in Section 2.1(b)(ii);

            "RIGHTS OFFERING" has the meaning ascribed to such term in Section 2.1(b)(ii);

            "SECURITIES PURCHASE AGREEMENTS" means the securities purchase agreements dated as of December 31, 2003 between the Company and each of the Pequot Entities.

            "SHARE  REORGANIZATION"  has the  meaning  ascribed  to such term in
            Section 2.1(b)(i);

            "SHAREHOLDER" means a holder of record of one or more Common Shares;

            "SMITHFIELD   PURCHASE  AGREEMENT"  means  the  Securities  Purchase
            Agreement dated as of December 11, 2003 by and between the Company and Smithfield Fiduciary LLC;

            "SPECIAL  DISTRIBUTION"  has the  meaning  ascribed  to such term in
            Section 2.1(b)(iii);

            "TIME OF EXPIRY" means 4:30 p.m., New York time, on the Expiry Date;

            "TRADING DAY" with respect to a stock exchange means a day on which such stock exchange is open for business; and

            "WARRANT SHARES" means the Common Shares issuable by the Company upon the exercise of the Low's Warrants and "WARRANT SHARE" has a corresponding meaning.

                                                                              5.

      1.3   Exercise Period

            In the event that any day on which the Exercise Period expires or any day upon or by which any action is required to be taken hereunder is not a Business Day, then the Exercise Period will expire on or the action will be required to be taken on the next succeeding day that is a Business Day.

      1.4   Manner of Exercise, Issuance of Certificates

            (a) The Holder may exercise its right to convert the Low's Warrants evidenced by this certificate for Warrant Shares on the basis of one Warrant Share for each Low's Warrant exercised, by surrender to the Company at 495 March Road, Suite 300, Ottawa, Ontario, K2K 3G1 of this Low's Warrant certificate, together with a completed subscription in the form attached as Schedule "A" hereto, together with the full Purchase Price for each Low's Warrant payable by certified cheque or bank draft, prior to the close of business on any Business Day, or at such other address as the Company may designate by notice in writing to the Holder. The Warrant Shares subscribed for shall be issued to the Holder as the owner of record of such securities as of the close of business on the date on which this Low's Warrants certificate shall have been so surrendered. The Low's Warrants shall be deemed to be surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt by the Company. Certificates for the Warrants Shares so subscribed for shall be delivered to the Holder within a reasonable time, not exceeding five Business Days, after the subscription right provided for herein has been so exercised.

            (b) In addition to the exercise provisions set out in (a) above and notwithstanding any provisions in this Low's Warrant to the contrary, if the fair market value of one Common Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Low's Warrant by the payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Low's Warrant (or the portion thereof being exercised) by surrender of this Low's Warrant at the principal office of the Company together with the properly endorsed Purchase Form (attached hereto as Schedule "B") and written notice of its election to exercise pursuant to this paragraph in which event the Company shall issue to the Holder that number of Common Shares computed using the following formula:

                     X = Y (A-B)
                         -------
                            A


                  Where X = the number of Common Shares to be issued to the Holder

                  Y= the number of Common Shares purchasable under this Low's Warrant certificate or, if only a portion of this Low's Warrant certificate is being exercised, the portion of this Low's Warrant certificate being exercised (at the date of such calculation)

                  A= the fair market value of one Common Share (at the date of such calculation)

                  B=    Exercise   Price  (as  adjusted  to  the  date  of  such
                        calculation)

                  For purposes of the above calculation, the fair market value of one Common Share shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Common Shares at the time of such exercise, the fair market value per share shall be the average of the closing bid and asked prices of the Common Shares quoted in the Over-The-Counter Market or the last reported sale price of the Common Shares or the closing price quoted on the Nasdaq Small Cap Market or on any exchange on which the Common Shares is listed, whichever is applicable, for the five (5) trading days prior to the date of determination of fair market value.

      1.5   No Fractional Share or Warrants

            Notwithstanding the adjustments provided for in Section 2.1 hereof or otherwise, the Company shall not be required upon the exercise of any Low's Warrant to issue fractional Warrant Shares in satisfaction of its obligations hereunder or to pay any cash or other consideration in lieu thereof.

2.    Adjustments

      2.1   Event of Requiring Adjustments

            (a) The number of Warrant Shares for which the Holder may subscribe upon exercise of the Low's Warrant will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Section.

            (b) Subject to Section 2, the Exchange Number in effect at any date will be subject to adjustment from time to time as follows:

                  (i) Share Reorganization: If, and whenever, at any time during the Exercise Period and while any of the Low's Warrants remain outstanding the Company:

                        A. issues to all or substantially all the holders of the Common Shares, by way of a stock dividend or other distribution, other than Dividends Paid in the Ordinary Course, Common Shares; or

                                                                              7.

                        B. subdivides, redivides or changes its outstanding Common Shares into a greater number of shares; or

                        C. combines, consolidates or reduces its outstanding Common Shares into a smaller number of shares,

                        (any of those events being a "Share Reorganization"), the Exchange Number will be adjusted effective immediately after the record date at which the holders of Common Shares are determined for the purposes of the Share Reorganization to a number that is the product of
                        (1) the Exchange Number in effect on the record date and
                        (2) a fraction:

                        (i) the numerator of which will be the number of Common Shares outstanding after giving effect to the Share Reorganization; and

                        (ii) the denominator of which will be the number of Common Shares outstanding on the record date before giving effect to the Share Reorganization.

                        For the purposes of determining the number of Common Shares outstanding at any particular time for the purpose of this section there will be included that number of Common Shares which would have resulted from the conversion at that time of all outstanding Convertible Securities. The Purchase Price in effect on the effective date of such subdivision, redivision, change, combination, consolidation, reduction or on the record date for such issue of Common Shares by way of stock dividend, as the case may be, shall in the case of the events referred to in A and B above, be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, redivision or change, or shall, in the case of the events referred in C above, be increased in proportion to the number of outstanding Common Shares resulting from such combination, consolidation or reduction.

                  (ii) Rights Offering: If, and whenever, at any time during the Exercise Period and while any of the Low's Warrants remain outstanding, the Company issues rights, options or warrants to all or substantially all the holders of the Common Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities within a period of 45 days from the date of issue (the "Rights Period")

                                                                              8.

                        thereof at a price, or at a conversion price, of less than 95% of the Current Market Price at the record date for such distribution (any such issuance being a "Rights Offering" and Common Shares that may be acquired in exercise of the Rights Offering, or upon conversion of the Convertible Securities offered by the Rights Offering, being the "Offered Shares"), the Exchange Number will be adjusted effective immediately after the record date at which holders of Common Shares are determined for the purposes of the Rights Offering to an Exchange Number that is the product of (1) the Exchange Number in effect on the record date and (2) a fraction:

                        A.    the numerator of which will be the sum of:

                              I. the number of Common Shares outstanding on the record date on a Fully Diluted Basis, including, without limitation, the number of Common Shares which would be outstanding if the Convertible Securities were exchanged or converted for or into Common Shares, but before giving effect to the Rights Offering; and

                              II.   the   number  of  Offered   Shares   offered
                                    pursuant  to  the  Rights  Offering  or  the
                                    maximum  number of Offered Shares into which
                                    the   Convertible   Securities   so  offered
                                    pursuant to the Rights Offering may be converted, as the case may be;

                        and

                        B.    the denominator of which will be the sum of:

                              I. the number of Common Shares outstanding on the record date on a Fully Diluted Basis but before giving effect to the Rights Offering; and

                              II.   the  number   arrived  at  when  either  the
                                    product of:

                                    a.    the  number  of   Offered   Shares  so
                                          offered  and the price at which  those
                                          shares are offered; or

                                    b.    the  conversion  price of the  Offered
                                          Shares  and  the  maximum   number  of
                                          Offered  Shares  for or into which the
                                          Convertible   Securities   so  offered
                                          pursuant to the Rights Offering may be

                                                                              9.

                                          converted,  as the  case  may  be,  is
                                          divided by the Current Market Price of
                                          the Common Shares on the record date.

                              Any Offered Shares owned by or held for the account of the Company will be deemed not to be outstanding for the purpose of any computation; if all the rights, options or warrants are not so issued or if all rights, options or warrants are not exercised prior to the expiration thereof, the Exchange Number will be readjusted to the Exchange Number in effect immediately prior to the record date, and the Exchange Number will be further adjusted based upon the number of Offered Shares (or Convertible Securities into Offered Shares) actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date. In addition to the foregoing, there shall be a corresponding adjustment to the Purchase Price effective immediately after the end of the Rights Period to a price determined by multiplying the Purchase Price in effect immediately prior to the end of the Rights Period by a fraction which is the inverse of A and B above, such that A becomes the denominator and B becomes the numerator.

                        (iii) Special  Distribution:  If, and  whenever,  at any
                              time during the Exercise Period and while any of the Low's Warrants remain outstanding, the Company will issue or distribute to all or substantially all the holders of Common Shares:

                              A.    shares  of  any  class   other  than  shares
                                    distributed to holders of Common Shares pursuant to their exercise of options to receive dividends in the form of such shares in lieu of Dividends Paid in the Ordinary Course on the Common Shares or distributed pursuant to a Share Reorganization;


                              B.    rights,   options  or  warrants  other  than
                                    rights,   options  or  warrants  exercisable
                                    within  45  days  from  the  date  of  issue
                                    thereof  at a  price,  or  at  a  conversion
                                    price, of at least 95% of the Current Market
                                    Price   at  the   record   date   for   such
                                    distribution or distributed pursuant to a Rights Offering;

                              C.    evidences of indebtedness; or

                              D. any other assets including shares of other corporations and that issuance or distribution does not constitute a Share Reorganization or a Rights Offering,

                                                                             10.

                                    (any  of  those   events  being  a  "Special
                                    Distribution"), the Exchange Number will be adjusted effective immediately after the record date at which the holders of Common Shares are determined for purposes of the Special Distribution to an Exchange Number that is the product of (1) the Exchange Number in effect on the record date and (2) a fraction:

                                    (i)   the  numerator  of  which  will be the
                                          product  of: (A) the sum of the number
                                          of Common  Shares  outstanding  on the
                                          record date on a Fully  Diluted  Basis
                                          and  (B)  the  Current   Market  Price
                                          thereof on that date; and

                                    (ii)  the  denominator  of which will be the
                                          product of:

                                          I.    the sum of the  number of Common
                                                Shares outstanding on the record
                                                date   calculated   on  a  Fully
                                                Diluted Basis; and

                                          II.   the Current Market Price thereof
                                                on that date,  less the quotient
                                                obtained  by  dividing  (A)  the
                                                aggregate fair market value,  as
                                                determined   by  the   Company's
                                                Board   of   Directors,    whose
                                                determination,  absent  manifest
                                                error,  will be  conclusive,  of
                                                the  shares,  rights,   options,
                                                warrants,      evidences      of
                                                indebtedness   or  other  assets
                                                issued  or  distributed  in  the
                                                Special Distribution, by (B) the
                                                number    of    Common    Shares
                                                outstanding  on the record  date
                                                calculated  on a  Fully  Diluted
                                                Basis.

                                    Any Common  Shares  owned by or held for the
                                    account of the Company, or any subsidiary or
                                    affiliate thereof, shall be deemed not to be
                                    outstanding  for  the  purpose  of any  such
                                    computation;   to  the   extent   that   the
                                    distribution  of  shares,  rights,  options,
                                    warrants,   evidences  of   indebtedness  or
                                    assets is not so made or to the extent  that
                                    any   rights,   options   or   warrants   so
                                    distributed are not exercised,  the Exchange
                                    Number will be  readjusted  to the  Exchange
                                    Number  that would  then be in effect  based
                                    upon  shares,  rights,  options,   warrants,
                                    evidences of indebtedness or assets actually
                                    distributed  or  based  upon the  number  of
                                    securities   actually   delivered  upon  the
                                    exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date.


                              (iv) Capital Reorganization: If and whenever at any time during the Exercise Period and while this Low's Warrant remains outstanding, there is a reorganization of the Company not otherwise provided for in section 2.1(b) or a consolidation  or merger

                                                                             11.

                                    or  amalgamation of the Company with or into
                                    another  body   corporate  or  other  entity
                                    including  a  transaction   whereby  all  or
                                    substantially    all   of   the    Company's
                                    undertaking  and assets  become the property
                                    of  any   other   body   corporate,   trust,
                                    partnership  or other entity (any such event
                                    being  a  "Capital   Reorganization"),   the
                                    Holder to the  extent  it has not  exercised
                                    its Low's  Warrants  prior to the  effective
                                    date of the Capital  Reorganization  will be
                                    entitled  to receive and will  accept,  upon
                                    the exercise of its rights at any time after
                                    the   effective    date   of   the   Capital
                                    Reorganization,  in  lieu of the  number  of
                                    Warrant  Shares  to which the  Holder  would
                                    have  been  entitled  upon  exercise  of the
                                    Low's  Warrants,  the  aggregate  number  of
                                    shares,  warrants  or  other  securities  or
                                    property of the Company,  or the continuing,
                                    successor  or  purchasing   body  corporate,
                                    trust,  partnership or other entity,  as the
                                    case    may   be,    under    the    Capital
                                    Reorganization  that the  Holder  would have
                                    been  entitled to receive as a result of the
                                    Capital  Reorganization if, on the effective
                                    date thereof, the Holder had been the holder
                                    of the  number  of  Warrant  Shares to which
                                    immediately   before  the   transaction  the
                                    Holder was entitled to receive upon exercise
                                    of   the   Low's   Warrants;    no   Capital
                                    Reorganization  will be carried  into effect
                                    unless  all  necessary  steps will have been
                                    taken so that the Holder will  thereafter be
                                    entitled  to receive the number of shares or
                                    other securities or property of the Company,
                                    or   of   the   continuing,   successor   or
                                    purchasing    body     corporate,     trust,
                                    partnership or other entity, as the case may
                                    be,   under  the   Capital   Reorganization,
                                    subject   to   adjustment    thereafter   in
                                    accordance  with  provisions  the  same,  as
                                    nearly   as  may  be   possible,   as  those
                                    contained   in  sections  2.1  and  2.2.  If
                                    determined appropriate by the Holder to give
                                    effect to or to evidence the  provisions  of
                                    this  section  2.1(iv),   the  Company,  its
                                    successor,    or   such    purchasing   body
                                    corporate,   partnership,   trust  or  other
                                    entity, as the case may be, shall,  prior to
                                    or  contemporaneously  with any such Capital
                                    Reorganization,   enter  into  an  agreement
                                    which shall provide, to the extent possible,
                                    for the  application  of the  provisions set
                                    forth in this  Agreement with respect to the
                                    rights  and  interests   thereafter  of  the
                                    Holder  to the end that the  provisions  set
                                    forth  in this  Agreement  shall  thereafter
                                    correspondingly   be  made  applicable,   as
                                    nearly as may reasonably be, with respect to any shares, other securities or property to which the Holder is entitled on the exercise of its acquisition rights thereafter.

                        (c) Reclassification of Common Shares: If the Company reclassifies or otherwise changes the outstanding Common Shares, the exercise right will be adjusted effective immediately upon the reclassification becoming effective so that Holder if exercising its rights thereafter will be entitled to receive such shares as it would have received had the Low's Warrant been exercised immediately prior to the effective date, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in Section 2.

                                                                             12.

      2.2   Rules Regarding Calculation of Adjustment of Exchange Number

            (a) The adjustments and readjustments provided for in this Section 2 are cumulative and, subject to subsection 2.2(b), will apply (without duplication) to successive issues, subdivisions, combinations, consolidations, distributions and any other events that require adjustment of the Exchange Number or the number or kind of shares or securities to be issued upon exercise of the Low's Warrants.

            (b) No adjustment in the Exchange Number will be required unless the adjustment would result in a change of at least 1% in the Exchange Number then in effect provided however, that any adjustments that, except for the provisions of this subsection 2.2(b) would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment.

            (c) No adjustment in the Exchange Number will be made in respect of any event described in subsections 2.1(b)(i), 2.1(b)(ii) or 2.1(b)(iii) if the Holder is entitled to participate in the event on the same terms mutatis mutandis as if it had exercised its Low's Warrants immediately prior to the effective date or record date of the event.

            (d)   No adjustment in the Exchange  Number will be made pursuant to
                  Section 2.1 or any subsection thereof in respect of the issue of Common Shares issuable from time to time as Dividends Paid in the Ordinary Course.

            (e) If a dispute arises with respect to adjustments of the Exchange Number, the dispute will be conclusively determined by the Company's auditors or, if they are unable or unwilling to act, by such firm of independent chartered accountants as may be selected by the directors of the Company and any such determination, absent manifest error, will be binding upon the Company and the Holder. All reasonable costs incurred by the Company or the Holder associated with the resolution of any such dispute shall be borne equally by the Company and the Holder.

            (f) If during the Exercise Period the Company takes any action affecting the Common Shares, other than actions described in
                  Section 2.1, which in the opinion of the Company's Board of Directors would materially affect the rights of the Holder, the Exchange Number will be adjusted in such manner, if any, and at such time, by action by the directors of the Company in such manner as they may reasonably determine to be equitable in the circumstances but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors of the Company so as to provide for an adjustment on or prior to the effective date of any action by the Company

                                                                             13.

                  affecting the Common Shares will be conclusive evidence that the Company's Board of Directors has determined that it is equitable to make no adjustment in the circumstances.

            (g) If the Company sets a record date to determine the holders of Common Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and thereafter legally abandons its plans to pay or deliver the dividend, distribution or subscription or purchase rights then no adjustment in the Exchange Number will be required by reason of the setting of the record date.

      2.3   Postponement of Issuance

            In any  case  where  the  application  of any of the  subsection  of
Section 2.1 results in an increase of the Exchange Number taking effect immediately after the record date for or occurrence of a specific event, if any Low's Warrants are exercised after that record date or occurrence and prior to completion of the event or of the period for which a calculation is required to be made, the Company may postpone the issuance, to the Holder, of the Warrant Shares to which the Holder is entitled by reason of the increase of the Exchange Number but the Warrant Shares will be so issued and delivered to that Holder upon completion of that event or period, with the number of those Warrant Shares calculated on the basis of the Exchange Number on the Exercise Date adjusted for completion of that event or period, and the Company will forthwith after the Exercise Date deliver to the person or persons in whose name or names the Warrant Shares are to be issued an appropriate instrument evidencing the person's or persons' right to receive the Warrant Shares.

      2.4   Notice of Certain Events

            Upon the occurrence of any event referred to in Section 2.1 or any subsection thereof that requires an adjustment or readjustment in the Exchange Number, the Company will promptly thereafter give notice to the Holder of the particulars of the event and, if determinable, the adjustment.

            If notice has been given under this Section 2.4 and the adjustment is not then determinable, the Company will promptly after the adjustment is determinable give notice to the Holder of the adjustment and provide the Holder with a computation of the adjustment together with a certificate of the Company's auditors verifying such calculation.

      2.5   Proceedings Prior to Any Action Requiring Adjustment

            As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to this Low's Warrant, including the number of Warrant Shares which are to be received upon the exercise hereof, the Company shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Company has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares which the Holder is entitled to receive on the full exercise hereof in accordance with the provisions hereof.

                                                                             14.

      2.6   Notice of Special Matters

            The Company covenants with the Holder that, so long as any Low's Warrants remain outstanding, it will give notice to the Holder of its intention to fix the record date for the issuance of rights, options or warrants to all or substantially all of the holders of its outstanding Common Shares. Such notice shall specify the particulars of such event, to the extent determinable, any adjustment required and the computation of such adjustment and the record date for such event, provided that the Company shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be given in each case not less than fourteen days prior to such applicable record date. If any adjustment for which notice is given is not then determinable, the Company shall, promptly after such adjustment is determinable, give notice.

      2.7   Successor Companies

            In the case of the consolidation, amalgamation, merger or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation ("successor corporation"), the successor corporation resulting from the consolidation, amalgamation, merger or transfer (if not the Company) will be bound by the provisions of this certificate and all obligations for the due and punctual performance and observance of each and every covenant and obligation contained in this certificate to be performed by the Company.

3.    Covenants

            The Company covenants and agrees that so long as any Low's Warrants evidenced hereby remain outstanding:

            (a)   the  Company  will  at  all  times   maintain  its   corporate
                  existence;

            (b) the Company will reserve and keep available a sufficient number of Warrant Shares, as the same may be adjusted pursuant to the provisions hereof, for issuance upon the exercise of the Low's Warrants;

            (c) the Company will cause the Warrant Shares and the certificates representing the Warrant Shares to be duly issued in accordance with the terms of this certificate evidencing the Low's Warrants;

            (d) all Warrant Shares issued by the Company upon the due exercise of the rights provided for in this Low's Warrant certificate will be issued as fully paid and non-assessable;

            (e) the Company will use its best efforts to ensure that all Common Shares outstanding or issuable from time to time (including, without limitation, the Warrant Shares, as the same may be adjusted pursuant to the provisions hereof) continue to be or are listed for trading on the Exchange or such other recognized stock exchange;

                                                                             15.

            (f) the Company will make all requisite filings under applicable securities legislation and stock exchange rules to report the exercise of the right to acquire the Warrant Shares pursuant to the Low's Warrant; and

            (g) the Company will generally well and truly perform and carry out all the acts or things to be done by it as provided in this Low's Warrant Certificate or as the Holder may reasonably require for the better accomplishing and effecting of the intentions and provisions of this Low's Warrant Certificate.

4.    Not a Shareholder

            Nothing in this certificate or in the holding of an Low's Warrant shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company including, without limitation, the right to vote.

5.    Partial Exercise

            The Holder may subscribe for and acquire a number of Warrant Shares which is less than the number it is entitled to acquire pursuant to this certificate. In the event of any such subscription, the Holder shall in addition be entitled to receive, without charge, a new Low's Warrant certificate in respect of the balance of the Warrant Shares which the Holder was entitled to acquire pursuant to this certificate and which were then not acquired.

6.    No Obligation to Purchase

            Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for or the Company to issue any securities except those securities in respect of which the Holder shall have exercised its right to subscribe hereunder in the manner provided for herein.

7.    Representation and Warranty

            The Company hereby represents and warrants with and to the Holder that the Company is duly authorized and has the corporate and lawful power and authority to create and issue the Low's Warrants evidenced hereby and the Warrant Shares issuable upon the exercise of the Low's Warrants and to perform its obligations hereunder and that the Low's Warrants evidenced hereby represent a valid, legal and binding obligation of the Company enforceable in accordance with its terms.

8.    Protection of Shareholders, Officers and Directors

            The Holder hereby waives and releases any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future shareholder, director, officer, employee or agent of the Company in their capacity as such, either directly or through the Company, relating to any obligations, representations, warranties and covenants under this certificate, it being acknowledged that all such obligations, representations, warranties and covenants are solely those of the Company. Accordingly, the obligations under

                                                                             16.

this certificate are not personally binding upon, nor will resort hereunder be had to, the privately property of any of the past, present or future directors, officers, shareholders, employees or agents of the Company but only the property of the Company (or any successor corporation) will be bound in respect hereof.

9.    Lost Certificate

            If this Low's Warrant certificate becomes stolen, lost, mutilated or destroyed, the Company may, on such terms as it may in its discretion impose, including the requirement to provide a bond of indemnity, respectively issue and countersign a new Low's Warrant certificate of like denomination, tenure and date as the certificate so stolen, lost, mutilated or destroyed.

10.   Exercise prior to Effective Date of Registration Statement

            In the event that all or a portion of the Low's Warrants are exercised prior to the Company's registration statement (filed pursuant to the terms of the Registration Rights Agreement) is declared effective by the United States Securities and Exchange Commission, the Warrant Shares issuable on such exercise shall bear substantially the same legend as on the face page of this certificate.

11.   Future Price Securities Limitation

            Notwithstanding anything contained herein to the contrary, the aggregate number of Common Shares issued upon conversion and exercise of the Future Priced Securities (as defined below) cannot equal or exceed 20% of the number of Common Shares outstanding immediately before the issuance of a Future Priced Security, unless the Company has obtained prior approval from the holders of its Common Shares for such issuance. In the event the aggregate number of Common Shares that would be issued upon conversion and exercise of the Future Priced Securities equals or exceeds 20% of the number of Common Shares then outstanding, and the Company has failed to obtain prior shareholder approval for such issuance, then the number of Common Shares which the holders of the Future Priced Securities would be entitled to acquire through the conversion and exercise of the Future Priced Securities shall be reduced on a pro rata basis (in proportion to a fraction, the numerator of which shall be the total number of shares of Common Shares issuable to the holder of a Future Priced Security upon exercise and conversion of such holder's Future Priced Security, and the denominator of which shall be the aggregate number of shares of Common Shares issuable upon exercise and conversion of all of the Future Priced Securities) so that the aggregate number of Common Shares issuable upon exercise and conversion of the Future Priced Securities does not equal or exceed 20% of the number of Common Shares outstanding immediately before the first issuance of a Future Priced Security. For purposes of the Low's Warrants, "Future Priced Securities" shall mean the Low's Warrants, all Common Shares and warrants issued in connection with the transactions contemplated by the Securities Purchase Agreements and the Agent Securities Purchase Agreements, the Common Shares issued in connection with the Smithfield Purchase Agreement, and all Common Shares and warrants issued in connection with the agency agreement dated the 9th day of December, 2003 between Standard Securities Capital Corporation and the Company.

                                                                             17.

12.   Notice

            Any notice or other communication, including a demand or a direction, required or permitted to be given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to a senior employee of the addressee at such address with responsibility for matters to which the information relates. Notice of change of address shall also be governed by this Section 12. Notice and other communications shall be addressed as follows:

            (a)   in the case of the Company:

                  Workstream Inc.
                  495 March Road, Suite 300
                  Ottawa, Ontario
                  K2K 3G1
                  Attention: Mr. Michael Mullarkey
                  Fax:  (613) 270-0774

                  with a copy to:

                  Perley-Robertson, Hill and McDougall LLP
                  90 Sparks Street, 4th Floor
                  Ottawa, Ontario
                  K1P 1E2
                  Attention: Michael Gerrior
                  Fax:  (613) 238-8775

            (b)   in the case of the Holder:

                  Sunrise Securities Corporation
                  641 Lexington Avenue
                  25th Floor
                  New York, NY
                  10022
                  Attention:   Nathan Low
                  Fax:

13.   Governing Law

            The Low's Warrant shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

                                                                             18.

14.   Time of the Essence

            Time shall be of the essence hereof.

15.   Signing of Low's Warrant Certificates

            The Low's Warrant certificates may be signed by any director or officer of the Company or by any other individual to whom such signing authority is delegated by the directors from time to time.

            The signatures of any of the officers or individuals referred to in this Section 15 may be manual signatures, engraved, lithographed or printed in facsimile and Low's Warrant certificates bearing such facsimile signatures will be binding on the Company as if they had been manually signed by such officers or individuals.

            Notwithstanding that any person whose manual or facsimile signature appears on the Low's Warrant certificate as one of the directors, officers or individuals referred to in Section 15 no longer holds the same or any other office with the Company at the date of issuance of any Low's Warrant certificate or at the date of certification or delivery thereof, such Low's Warrant certificate will be valid and binding on the Company.

16.   Number and Gender

            Words importing the singular number only include the plural and vice versa and words importing any gender include all genders.

17.   Headings

            The division of this certificate into Sections, clauses, subclauses or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

18.   Binding Effect

            The terms and conditions of the Low's Warrants as set out herein shall enure to the benefit of and be binding upon the registered Holder hereof, its heirs, executors, administrators, successors and assigns to the extent provided herein and shall enure to the benefit of and be binding upon the Company and its respective successors and assigns.

                                                                             19.

19. Severability

            In the event any provision hereof shall be void or unenforceable for any reason, it shall be severed from the remainder of the provisions hereof and such remainder shall remain in full force and effect notwithstanding such severance. Any court with jurisdiction over any dispute with respect to the Low's Warrants may amend the provisions hereof to the minimum extent required to render the impugned provision valid and enforceable.

            IN WITNESS WHEREOF the Company has caused this certificate to be signed by its duly authorized officer this 31st day of December, 2003.


                                        WORKSTREAM INC.


                                        By: /s/ Michael Mullarkey
                                            ------------------------------------
                                            Authorized Signing Officer

                                  SCHEDULE "A"
                                  ------------

                         EXERCISE AND SUBSCRIPTION FORM
                         ------------------------------

TO:   WORKSTREAM INC.

RE:   LOW'S WARRANTS CERTIFICATE NUMBER:

            The undersigned holder of the attached Low's Warrant Certificate hereby irrevocably exercises its rights to acquire, at a price of CDN$1.60 per Warrant Share, and subscribes for _______________________ Warrant Shares of WORKSTREAM INC. pursuant to Section 1.4(a) of the certificate evidencing the Low's Warrants.

DATED this _________________ day of __________________________.

(Please complete date including year)


                                  NAME:
                                                --------------------------------


                                  Signature:
                                                --------------------------------

                                  Registration
                                  instructions:
                                                --------------------------------



                                                --------------------------------


                                                --------------------------------


|_|   Please  check  box if the  Warrant  Shares  are to be  collected  from the
Company's office, failing which they will be mailed to the subscriber at the address set out above.

      If any Low's Warrants represented by this certificate are not being exercised in full, a new Low's Warrants certificate will be issued and delivered to the Holder.

                                  SCHEDULE "B"
                                  ------------

                         EXERCISE AND SUBSCRIPTION FORM
                         ------------------------------

TO:   WORKSTREAM INC.

RE:   LOW'S WARRANTS CERTIFICATE NUMBER:

            The undersigned holder of the attached Low's Warrant Certificate hereby irrevocably exercises its rights to acquire and subscribes for ______________ Warrant Shares of WORKSTREAM INC. in accordance with Section 1.4(b) of the certificate evidencing the Low's Warrants.

DATED this _________________ day of __________________________.

                         (Please complete date including year)


                                  NAME:
                                                --------------------------------


                                  Signature:
                                                --------------------------------

                                  Registration
                                  instructions:
                                                --------------------------------



                                                --------------------------------


                                                --------------------------------


|_|   Please  check  box if the  Warrant  Shares  are to be  collected  from the
Company's office, failing which they will be mailed to the subscriber at the address set out above.

      If any Low's Warrants represented by this certificate are not being exercised in full, a new Low's Warrants certificate will be issued and delivered to the Holder.